UNITED STATE

SSECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017 (February 16, 2017)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 650

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 16, 2017, Gastar Exploration Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) affiliated with Ares Management, L.P. (“Ares”), pursuant to which the Company will issue and sell for cash to the Purchasers (i) $125,000,000 aggregate principal amount of its Convertible Notes due 2022 (the “Notes”) sold at par, which Notes, subject to the receipt of approval of the Company’s stockholders, will be convertible into common stock, par value $0.001 per share of the Company (the “Common Stock”) or, in certain circumstances, cash in lieu of Common Stock or a combination thereof as described below and (ii) 29,408,305 shares of Common Stock for a purchase price of $50 million. In addition, an affiliate of Ares has agreed to concurrently loan the Company $250 million pursuant to a first-lien secured term loan (the “Term Loan”) sold at par. The Company expects to complete the above financings later this month, subject to the finalization of security and collateral documentation and the satisfaction of customary closing conditions. Proceeds from the sale of the Notes, the Common Stock and the Term Loan will be used to fully repay and redeem the Company’s existing $70.4 million revolving credit facility and its $325 million senior secured notes due May 2018.

The Common Stock was priced based on a 30-trading day volume weighted average trading price (the “VWAP”) determined on the date immediately prior to the signing date of the Purchase Agreement. The 30-day VWAP as of February 15, 2017 was $1.7002, which resulted in the agreement to issue 29,408,305 shares of Common Stock to the Purchasers, or approximately 18.8% of the shares of the Company’s 156,715,833 shares of Common Stock issued and outstanding as of January 31, 2017.

The Notes will be issued for cash at par and will bear interest at 6.0% per annum. Subject to receipt of stockholder approval within four months of the closing date (the “Closing”) of the above financings (the “Requisite Stockholder Approval”), the Notes will be convertible at the option of the holder into shares of Common Stock based on an initial conversion rate of 452.4355 shares of Common Stock per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of $2.2103 per share, or 30% above the VWAP of the Common Stock for the 30 trading days prior to execution of the Purchase Agreement), subject to certain adjustments and the issuance of additional “make-whole” shares under circumstances specified in the Indenture governing the Notes (the “Indenture”). Subject to certain limitations, the Company will have the right to settle its conversion obligations on the Notes in Common Stock, or in cash or a combination thereof. If the Company obtains the Requisite Stockholder Approval, then the Company will have the right to redeem the Notes (i) on or after the second anniversary of the Closing if the Common Stock trades above 150% of the conversion price for periods specified in the Indenture; and (ii) on or after March 1, 2021 without regard to such condition, in each case at par plus accrued interest. The Notes will mature on March 1, 2022, unless earlier repurchased, redeemed or converted in accordance with the terms of the Indenture prior to such date. The interest rate, conversion rate and other financial terms of the Notes were determined by negotiations between the Company and the Purchasers. The interest rate on the Notes will be subject to an increase in certain circumstances if the Company fails to comply with certain obligations under the Registration Rights Agreement (as defined below), or in the case of certain issuances of Common Stock at below the initial reference price of $1.7002 per share.

If stockholders do not approve the conversion rights of the Notes into Common Stock within four months of the Closing, the Notes will not be convertible and the interest rate on the Notes will increase in increments to 15% per annum, and will not be redeemable by the Company prior to maturity except upon payment of a “make-whole” redemption premium.

The Notes will be secured by a second-priority lien on substantially all of the assets of the Company and will include covenants restricting the Company’s ability to, among other things, incur debt, grant liens, pay dividends, engage in transactions with affiliates and other customary covenants of high yield debt securities.

The Common Stock proposed to be sold in the above described financing and the shares of Common Stock issued upon conversion of the Notes will be subject to certain registration rights under a Registration Rights Agreement (the “Registration Rights Agreement”) that will be executed upon Closing. The Registration Rights Agreement will include a plan of distribution permitting the Purchasers to sell the covered Common Stock by various means, including in open market sales from time to time, pursuant to underwritten offerings or in negotiated sales. The failure to (i) file a registration statement prior to a date which is four months from the Closing of the financings above, (ii) have the registration statement declared effective within four months of the filing date for the Company’s 2016 Annual report on From 10-K or (iii) thereafter, with certain exceptions, maintain the effectiveness of the registration statement, will result in additional interest accruing on the Notes for so long as they are outstanding. The Company will be required to cooperate in a maximum of four underwritten offerings under the Registration Rights Agreement at the expense of the Company (other than underwriting discounts).

The Term Loan will be secured by a first-priority lien on substantially all of the assets of the Company and will include covenants restricting the Company’s ability to incur debt, grant liens, pay dividends, engage in transactions with affiliates and other customary covenants of a credit facility of its type (subject to certain exceptions). The maturity date of the Term Loan will be March 1, 2022 and will bear interest at 8.5% per annum, payable on a quarterly basis. In addition, the Term Loan will be subject to an interest “make-whole” and repayment premium, such that any repayment or prepayment of the loans thereunder prior to the stated maturity date shall be subject to the payment of a repayment premium, and depending on the date of such repayment or prepayment, the applicable interest “make-whole” amount, with the amount of such repayment premium decreasing over the life of the Term Loan.

The Company does not expect that the covenants or other provisions of the Term Loan or the Notes will restrict the payment of dividends on the Company’s outstanding preferred stock through July 2018, and, thereafter, such payments will be subject to satisfaction of certain financial conditions. Any future dividends on such preferred stock, however, remain subject to declaration by the Company, and there is no assurance that the Company will declare and pay any future dividends, even if it is permitted to do so under the terms of the Term Loan or the Notes.

Pursuant to the Purchase Agreement and so long as the Purchasers beneficially own at least 15% of the Company’s Common Stock (excluding shares issuable upon conversion of the Notes), the Purchasers will be entitled to nominate two directors to an expanded eight member board of directors of the Company. If the Purchasers beneficially own 5% or more, but less than 15% of the Company’s Common Stock (excluding shares issuable upon conversion of the Notes), the Purchasers will be entitled to nominate one director to the board of directors of the Company.

The issuance of Common Stock and the Notes will be consummated as a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On February 17, 2017, the Company announced its total proved reserves as of December 31, 2016, certain operating results, certain information concerning year-end 2016 borrowings and its 2017 capital plan information. A copy of the Company’s press release, dated February 17, 2017, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 2.02 and set forth in the attached press release included in Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 2.02 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” under the heading “Securities Purchase Agreement” of this Current Report on Form 8-K with respect to the unregistered sales of equity securities is incorporated into this Item 3.02 by reference.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

On February 17, 2017, the Company issued a press release announcing the signing of the Purchase Agreement, certain year-end reserves information, operational results, year-end 2016 borrowings and its 2017 capital plan. A copy of the Company’s press release, dated February 17, 2017, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

SECTION – OTHER EVENTS

Item 8.01	Other Items.

On February 17, 2017, the Company announced its 2017 capital plan. The Company’s 2017 capital budget is approximately $84.0 million comprised of $46.0 million of drilling and completion costs, $30.8 million in leasing costs and $7.2 million for capitalized interest and administration costs. The Company currently operates approximately 92% of its drilling and completions budget. The Company expects to fund its 2017 capital program through existing cash balances, recent financing activities and internally generated cash flow from operating activities. The 2017 capital budget is subject to change and will be affected by many factors, including but not limited to changes in commodity prices and costs of drilling and completion, potential acquisition opportunities, well results and the availability of capital.

The Company ended 2016 with approximately $71.5 million of cash and $84.6 million of debt outstanding under the revolving credit facility. To date, the Company has issued approximately 24.0 million common shares under its at-the-market (“ATM”) program for net proceeds of $32.8 million. The ATM proceeds were used primarily to catch-up preferred dividend payments and associated pay down of the revolving credit facility. There are no current plans to issue any additional common shares under the Company’s ATM program. As of January 31, 2017, the Company had 156,715,833 shares of Common Stock outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

99.1	Press Release of Gastar Exploration Inc., dated February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of Gastar Exploration Inc., dated February 17, 2017.

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